CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to all references to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in this Post Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933 and Post Effective Amendment No. 26 under the Investment Company Act of 1940 on Form N-1A (File Nos. 333-163981 and 811-22356).

Abington, Pennsylvania

October 3, 2019